UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2014

PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, 390 North Orange Avenue, Suite 2400, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 17, 2014, Parkway Properties, Inc. (the “Company”), through its subsidiaries PKY Austin Partner, LLC (“PKY Austin”) and PKY Masters Austin, LLC (“PKY Masters”), entered into two agreements with The California State Teachers’ Retirement System (“CalSTRS”) and PKY/CalSTRS Austin, LLC (the “Joint Venture”) pursuant to which the Company terminated its joint venture with CalSTRS and acquired and disposed of interests in properties held by the Joint Venture.
Prior to the termination of the Joint Venture, the Company owned a 40% interest in each of the following properties through the Joint Venture: One American Center, a 503,000 square foot office property; Frost Bank Tower, a 535,000 square foot office property; 300 West 6th Street, a 454,000 square foot office property; San Jacinto Center, a 412,000 square foot office property; and One Congress Plaza, a 514,000 square foot property. CalSTRS owned the remaining 60% interest in each of these properties.
Pursuant to the two transaction agreements (which consist of a membership interest purchase agreement (the “Purchase Agreement”) and a redemption and distribution agreement (the “Redemption Agreement”)), the Joint Venture redeemed all of CalSTRS’ interest in the Joint Venture and distributed to CalSTRS 100% of the interests in the One American Center, Frost Bank Tower and 300 West 6th Street properties (the “Transaction”). The Company also received aggregate net proceeds in the amount of approximately $43.6 million. Upon the completion of the Transaction, the Company owns 100% of the interests in the San Jacinto Center and One Congress Plaza properties and CalSTRS owns 100% of the interests in the One American Center, Frost Bank Tower and 300 West 6th Street properties.
The Purchase Agreement and Redemption Agreement contain customary representations, warranties and covenants, and the Company closed the Transaction on November 17, 2014. A copy of each of the Purchase Agreement and Redemption Agreement is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and is incorporated by reference herein. The description of the Purchase Agreement and Redemption Agreement set forth in this Item 1.01 is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement and Redemption Agreement.
Item 7.01. Regulation FD Disclosure.
A copy of the press release announcing the Transaction is furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the Company under the Exchange Act or Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
Exhibit 10.1
Membership Interest Purchase Agreement, dated November 17, 2014, by and between PKY Austin Partner, LLC, The California State Teachers' Retirement System, PKY Masters Austin, LLC and PKY/CalSTRS Austin, LLC

Exhibit 10.2
Redemption and Distribution Agreement, dated November 17, 2014, by and between PKY Austin Partner, LLC, The California State Teachers' Retirement System, PKY Masters Austin, LLC and PKY/CalSTRS Austin, LLC

Exhibit 99.1	Press Release dated November 17, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2014                 PARKWAY PROPERTIES, INC.

BY:    /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description
Exhibit 10.1
Membership Interest Purchase Agreement, dated November 17, 2014, by and between PKY Austin Partner, LLC, The California State Teachers' Retirement System, PKY Masters Austin, LLC and PKY/CalSTRS Austin, LLC

Exhibit 10.2
Redemption and Distribution Agreement, dated November 17, 2014, by and between PKY Austin Partner, LLC, The California State Teachers' Retirement System, PKY Masters Austin, LLC and PKY/CalSTRS Austin, LLC

Exhibit 99.1	Press Release dated November 17, 2014